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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-848, No. 333-76851, No. 333-79337, No. 333-82257
and No. 333-38860) of IdeaMall, Inc. (formerly Creative Computers, Inc.) of our report dated January 19, 2001, except as to the second paragraph of Note 3, which is as of March 7, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
March 30, 2001